Exhibit 10.1
Chico’s FAS, Inc.
2020 Omnibus Stock and Incentive Plan

Chico’s FAS, Inc.
2020 Omnibus Stock and Incentive Plan
Table of Contents

ARTICLE 1
ESTABLISHMENT; PURPOSE; AWARDS

1.1	Establishment; Purpose............................................................................................1

1.2	Types of Awards Under Plan....................................................................................1
ARTICLE 2
DEFINITIONS

2.1	“Award(s)”...............................................................................................................1

2.2	“Award Agreement(s)”.............................................................................................1

2.3	“Board”....................................................................................................................2

2.4	“Change in Control”................................................................................................2

2.5	“Change in Effective Control”.................................................................................2

2.6	“Change in Ownership”...........................................................................................2

2.7	“Change in Ownership of a Substantial Portion of Assets”.....................................2

2.8	“Code”......................................................................................................................3

2.9	“Code Section 409A”...............................................................................................3

2.10	“Committee”............................................................................................................3

2.11	“Common Stock”.....................................................................................................3

2.12	“Company”..............................................................................................................3

2.13	“Election”.................................................................................................................3

2.14	“Employee”..............................................................................................................3

2.15	“Exchange Act”........................................................................................................4

2.16	“Fair Market Value”.................................................................................................4

2.17	“Incentive Stock Option” or “ISO”..........................................................................4

2.18	“Insider”...................................................................................................................4

2.19	“Non-Employee Director”.......................................................................................4

2.20	“Non-Qualified Stock Option”................................................................................4

2.21	“Option”...................................................................................................................4

2.22	“Option or SAR Period”..........................................................................................4

2.23	“Option Price”..........................................................................................................4

2.24	“Participant”.............................................................................................................4

2.25	“Performance Award”..............................................................................................4

2.26	“Performance Award Agreement”............................................................................5

2.27	“Performance Goals”...............................................................................................5

2.28	“Persons Acting as a Group”....................................................................................5

2.29	“Plan”.......................................................................................................................5

2.30	“Plan Administrator”................................................................................................5

2.31	“Restricted Stock”....................................................................................................5

2.32	“Restricted Stock Agreement”.................................................................................5

2.33	“Restricted Stock Units”..........................................................................................5

2.34	“Restricted Stock Unit Agreement”.........................................................................5

2.35	“Restriction Period”.................................................................................................5

2.36	“SAR Price”.............................................................................................................5

2.37	“Stock Appreciation Right” or “SAR”.....................................................................5

2.38	“Stock Appreciation Right Agreement”...................................................................5

2.39	“Stock Option Agreement”......................................................................................5

2.40	“Subsidiary”.............................................................................................................6

2.41	“Substitute Awards”.................................................................................................6

2.42	“409A Award”..........................................................................................................6
ARTICLE 3
ELIGIBLE PERSONS

3.1	Eligibility..................................................................................................................6

3.2	Selection of Participants..........................................................................................6

3.3	General Effect of Award...........................................................................................6
ARTICLE 4
SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1	Sources of Shares Available for Grants and Limits on Shares Subject to the Plan.6

4.2	Maximum Awards....................................................................................................8

4.3	Adjustments to Limitations......................................................................................9

4.4	No Fractional Shares................................................................................................9
ARTICLE 5
ADMINISTRATION

5.1	General.....................................................................................................................9

5.2	Power and Authority................................................................................................9

5.3	Other Factors; Determinations Final......................................................................10

5.4	Quorum; Actions....................................................................................................10

5.5	Delegation..............................................................................................................11

5.6	No Liability; Indemnification................................................................................11

5.7	Executing Award Agreements................................................................................11

5.8	Minimum Vesting Period.......................................................................................12

5.9	Treatment of Dividends and Dividend Equivalents on Unvested Awards.............12
ARTICLE 6
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.1	General Method of Grant.......................................................................................12

6.2	Number of Shares..................................................................................................12

6.3	Option or SAR Price..............................................................................................13

6.4	Date of Grant..........................................................................................................13

6.5	Method of Payment for Exercise of an Option......................................................13

6.6	Exercise of SARs...................................................................................................14

6.7	Option or SAR Exercise Period.............................................................................14

6.8	Vesting of Options and SARs................................................................................14

6.9	Multiple Grants in Single Agreement....................................................................15

6.10	Other Provisions.....................................................................................................15

6.11	Special Provisions for Incentive Stock Options.....................................................15
ARTICLE 7
PERFORMANCE AWARDS, RESTRICTED STOCK
AND RESTRICTED STOCK UNITS

7.1	Awards of Performance Awards, Restricted Stock or Restricted Stock Units; Restriction Period...................................................................................................16

7.2	Restricted Stock.....................................................................................................16

7.3	Restricted Stock Units............................................................................................17

7.4	Performance Awards..............................................................................................17

7.5	Performance-Based Compensation Generally.......................................................17
ARTICLE 8
MISCELLANEOUS

8.1	Adjustment of Number of Shares, Etc...................................................................18

8.2	Transferability........................................................................................................19

8.3	Change in Control..................................................................................................19

8.4	Beneficiary Designation.........................................................................................20

8.5	Tax Withholding.....................................................................................................21

8.6	Gender and Number...............................................................................................22

8.7	Choice of Law........................................................................................................22

8.8	No Shareholder Rights...........................................................................................22

8.9	Amendments; Exchanges, Termination or Suspension..........................................22

8.10	Listing and Registration of Common Stock...........................................................23

8.11	Compliance with Applicable Laws........................................................................23

8.12	Stock Certificates; Book Entry...............................................................................24

8.13	Electronic Transmissions and Records..................................................................24

8.14	Clawback Provision...............................................................................................24

8.15	No Implied Rights to Employees...........................................................................24

8.16	Conflicting Provisions...........................................................................................24

8.17	Use of Proceeds......................................................................................................24

8.18	No Obligation to Exercise......................................................................................25

8.19	Unfunded Status of Plan........................................................................................25

8.20	Creditors.................................................................................................................25

8.21	Assignment by Company; Third Party Beneficiaries............................................25

8.22	Severability............................................................................................................25

8.23	Term of the Plan.....................................................................................................25
ARTICLE 9
OMNIBUS CODE SECTION 409A PROVISION

9.1	Intent of Awards.....................................................................................................25

9.2	409A Awards..........................................................................................................26

9.3	Time of Payment....................................................................................................26

9.4	Acceleration or Deferral........................................................................................26

9.5	Distribution Requirements.....................................................................................26

Chico’s FAS, Inc.
2020 Omnibus Stock and Incentive Plan

ARTICLE 1
ESTABLISHMENT; PURPOSE; AWARDS
1.1    Establishment; Purpose.

(a)
Chico’s FAS, Inc. (the “Company”) hereby establishes the Chico’s FAS, Inc. 2020 Omnibus Stock and Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. The Plan was adopted by the Board of Directors (the “Board”) of the Company on April 24, 2020, and shall become effective upon approval by the shareholders of the Company at the Company’s 2020 Annual Meeting of Shareholders (the “Effective Date”).

(b)
The purpose of the Plan is to (i) attract and retain Participants as long-term employees or directors; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants’ interests with those of the Company’s other shareholders through compensation based on the Company’s common stock; and, as a result of the foregoing, promote the long-term financial interest of the Company and its shareholders.

1.2    Types of Awards Under Plan. Under the Plan, the Company may grant Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Awards, and Restricted Stock Units.
ARTICLE 2
DEFINITIONS
The following words and terms as used herein shall have that meaning set forth in this Article 2, unless a different meaning is clearly required by the context. Whenever appropriate, words used in the singular shall be deemed to include the plural and vice versa, and the masculine gender shall be deemed to include the feminine gender.
2.1    “Award(s)” shall mean any award or benefit granted or awarded under the Plan, including, without limitation, Options, Restricted Stock, Stock Appreciation Rights, Performance Awards, and Restricted Stock Units.
2.2    “Award Agreement(s)” shall mean any document, agreement or certificate deemed by the Committee or Board, as applicable, as necessary or advisable to be entered into with or delivered to a Participant in connection with or as a condition precedent to the valid completion of the grant of an Award under the Plan. Award Agreements include Stock Option Agreements, Stock Appreciation Right Agreements, Performance Award Agreements, Restricted Stock Agreements and Restricted Stock Unit Agreements.
2.3    “Board” shall mean the Board of Directors of the Company.

2.4    “Change in Control” shall mean either a Change in Ownership, a Change in Effective Control, or a Change in Ownership of a Substantial Portion of Assets.
2.5    “Change in Effective Control” shall occur on the date that either:
(a)any one person, or more than one Person Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or
(b)a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.
If any one person, or more than one Person Acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or persons is not considered to cause a Change in Effective Control (or to cause a Change in Ownership). A Change in Effective Control will have occurred only if the Participant is employed by the Company or an affiliate upon the date of the Change in Effective Control or the Company is liable for the payment of the benefits hereunder and no other corporation is a majority shareholder of the Company. Further, in the absence of an event described in Section 2.5(a) or (b), a Change in Effective Control of the Company will not have occurred.
2.6    “Change in Ownership” shall occur on the date that any one person, or more than one Person Acting as a Group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any one person or more than one Person Acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Ownership (or to cause a Change in Effective Control). An increase in the percentage of stock owned by any one person, or Persons Acting as a Group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock. This applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.
2.7    “Change in Ownership of a Substantial Portion of Assets” shall occur on the date that any one person, or more than one Person Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, there is no Change in Control when there is a transfer to an entity that is controlled by the shareholders of the Company immediately after the transfer. A transfer of assets by the Company is not treated as a Change in Ownership of a Substantial Portion of Assets if the assets are transferred to:
(a)A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;
(b)An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;
(c)A person, or more than one Person Acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or
(d)An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in Section 2.7(c) above.
A person’s status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which the Company has no ownership interest before the transaction, but which is a majority-owned subsidiary of the Company after the transaction is not treated as a Change in Ownership of a Substantial Portion of Assets.
2.8    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Reference to a specific section of the Code shall include a reference to any successor or replacement provision.
2.9    “Code Section 409A” shall mean Section 409A of the Code.
2.10    “Committee” shall mean the Human Resources, Compensation and Benefits Committee of the Board, as described in Article 5, unless the Board determines otherwise. In the event the Board exercises the authority of the Committee in connection with the Plan or an Award as contemplated in Section 5.2, the term “Committee” shall refer to the Board in that instance.
2.11    “Common Stock” shall mean the common stock, par value $.01 per share of the Company.
2.12    “Company” shall mean Chico’s FAS, Inc. and its successors.
2.13    “Election” is defined in Section 8.5.
2.14    “Employee” shall mean any employee of the Company or of a Subsidiary. Directors who are employed by the Company or by a Subsidiary on the date of grant shall be considered Employees under the Plan.
2.15    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder, or any successor or replacement statute or regulation of similar import.

2.16    “Fair Market Value” of a share of Common Stock means, as of any date, the value of a share of the Common Stock determined as follows:

(a)
if the Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported;

(b)
if the Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable, or, if there is no closing bid and asked prices on that date, then on the last preceding date on which such a prices were reported; or

(c)	if none of the foregoing is applicable, by the Committee or Board, as applicable, in good faith.
2.17    “Incentive Stock Option” or “ISO” shall mean an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code.
2.18    “Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Exchange Act.
2.19    “Non-Employee Director” shall mean (a) a member of the Board who is not an Employee on the date of grant or (b) a member of the board of directors (or comparable governing body) of a Subsidiary who is not an Employee on the date of grant.
2.20    “Non-Qualified Stock Option” shall mean an Option that is not intended to qualify as an “incentive stock option” under Section 422 of the Code.
2.21    “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option granted in accordance with the provisions of Article 6.
2.22    “Option or SAR Period” is defined in Section 6.7.
2.23    “Option Price” is defined in Section 6.3.
2.24    “Participant” shall mean any Employee or any Non-Employee Director to whom an Award is granted under the Plan or who holds an outstanding Award.
2.25    “Performance Award” shall mean a right to receive, in cash or Common Stock (as determined by the Committee in accordance with the provisions of Article 7), an award which is contingent on the achievement of one or more Performance Goals and is granted in accordance with the provisions of Article 7. Performance share units are one type of Performance Award authorized under Article 7.

2.26    “Performance Award Agreement” is defined in Section 7.4.
2.27    “Performance Goal” is defined in Section 7.1.
2.28    “Persons Acting as a Group” shall include the owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or assets, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock or assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a group solely because they (i) purchase or own stock of the same corporation at the same time, or as a result of the same public offering, or (ii) purchase assets of the same corporation at the same time.
2.29    “Plan” shall mean the Chico’s FAS, Inc. 2020 Omnibus Stock and Incentive Plan, as set forth herein and as further amended from time to time.
2.30    “Plan Administrator” shall mean the Company’s Chief Human Resources Officer, or such other person designated by the Committee to act as Plan Administrator.
2.31    “Restricted Stock” shall mean shares of Common Stock subject to the provisions of Article 7 and granted as an Award in accordance with the provisions of Article 7.
2.32    “Restricted Stock Agreement” is defined in Section 7.2.
2.33    “Restricted Stock Units” shall mean the right to receive shares of Common Stock or the cash equivalent thereof subject to the provisions of Article 7 granted as an Award in accordance with the provisions of Article 7.
2.34    “Restricted Stock Unit Agreement” is defined in Section 7.3.
2.35    “Restriction Period” is defined in Section 7.1.
2.36    “SAR Price” is defined in Section 6.3.
2.37    “Stock Appreciation Right” or “SAR” shall mean a right to receive upon exercise of the SAR, in cash or Common Stock (as determined in accordance with the provisions of Article 6), value equal to (or otherwise based on) the excess of (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise, over (b) the SAR Price established by the Committee or Board, as applicable.
2.38    “Stock Appreciation Right Agreement” is defined in Section 6.1.
2.39    “Stock Option Agreement” is defined in Section 6.1.

2.40    “Subsidiary” shall mean, for purposes of Incentive Stock Options, a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Company, either directly or through one or more of its Subsidiaries. For purposes of all Awards other than Incentive Stock Options, “Subsidiary” shall mean any entity that would be considered a single employer with the Company within the meaning of Code Section 414(b) or Code Section 414(c), except to the extent a different definition is required under Code Section 409A.
2.41    “Substitute Awards” shall mean Awards granted or shares of Common Stock issued by the Company upon assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any subsidiary or with which the Company or any Subsidiary combines.
2.42    “409A Award” is defined in Section 19.2.
ARTICLE 3
ELIGIBLE PERSONS
3.1    Eligibility. All Employees and Non-Employee Directors are eligible to participate in the Plan. The Company may grant an Award to any Employee who is in the employ of the Company or any Subsidiary on the date of a grant of such Award. The Company may grant an Award (other than an Incentive Stock Option) to any person who is a Non-Employee Director on the date of a grant of such Award.
3.2    Selection of Participants.

(a)	Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees those to whom Awards shall be granted and shall determine the nature and size of each Award.

(b)
Notwithstanding any other provision herein to the contrary, the Board shall determine the discretionary Awards to be granted to the Non-Employee Directors in accordance with the Company’s compensation program for Non-Employee Directors, as such program may be determined from time to time.

3.3    General Effect of Award. Each Participant to whom the Committee or the Board has granted an Award shall be bound by the terms of the Plan and the Award Agreement applicable to him or her.
ARTICLE 4
SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS
4.1    Sources of Shares Available for Grants and Limits on Shares Subject to the Plan. The Common Stock for which Awards are granted under the Plan shall be subject to the following conditions and limitations:

(a)	The shares of Common Stock with respect to which Awards are made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions for use under the Plan.

(b)
Subject to Section 4.1(c) below, the maximum aggregate number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) 7,600,000 shares of Common Stock; (ii)  the number of shares of Common Stock that were available for future awards under the Amended and Restated 2012 Omnibus Stock and Incentive Plan as of the Effective Date; and (iii) any shares of Common Stock that are represented by awards granted under the Amended and Restated 2012 Omnibus Stock and Incentive Plan and the Amended and Restated 2002 Omnibus Stock and Incentive Plan (the “Prior Plans”) as of the Effective Date that are forfeited, expire, settled in cash or are canceled without delivery of shares of Common Stock after the Effective Date. If shareholders of the Company approve the Plan, no further awards will be made by the Company under the Prior Plans following the Effective Date of the Plan.

(c)
To the extent provided by the Committee (or by the Board with respect to any Awards granted to Non-Employee Directors), any Award may be settled in cash rather than Common Stock. To the extent any shares of Common Stock covered by an Award are not delivered to a Participant or beneficiary because the Award expires or is forfeited or canceled, or the shares of Common Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan and shall again be available for the grant of an Award under the Plan. To the extent that the applicable tax withholding obligation arising (i) from an Award under the Plan that is not an Option or SAR or, (ii) after the Effective Date, from an award under any Prior Plan that is not an option or stock appreciation right, is satisfied by the tendering of shares of Common Stock or by the withholding of shares of Common Stock by the Company, the shares so tendered or withheld shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan and shall again be available for the grant of an Award under the Plan.

(d)
Upon the exercise of an Option or SAR granted under the Plan or any Prior Plan, the full number of shares subject to the Option or SAR exercise shall not be available for future Awards under the Plan. To the extent any shares of Common Stock covered by an Option or SAR granted under the Plan or any Prior Plan are not delivered to a Participant or beneficiary because they are used to satisfy the applicable tax withholding obligation, such shares shall not be available for future Awards under the Plan. Any shares of Common Stock that are purchased on the open market with the cash proceeds from the exercise of an Option granted under the Plan or any Prior Plan shall not be added to the maximum number of shares of Common Stock available for delivery under the Plan.

(e)
Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

4.2    Maximum Awards. The following additional limitations on the maximum numbers of shares of Common Stock in the case of certain Awards are imposed under the Plan:

(a)
Solely for purposes of determining whether shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 7,600,000 shares.

(b)
Annual Limit on Aggregate Cash Compensation and Awards to Non-Employee Directors. Except as otherwise provided in this Section 4.2(b), the aggregate value of cash compensation from the Company under the Plan and outside of the Plan and the grant date fair value (computed in accordance with generally accepted accounting principles) of Awards granted under the Plan to any Non-Employee Director for his or her service as a Non-Employee Director during any fiscal year shall not, combined, exceed $750,000. For the avoidance of doubt, compensation shall be counted towards this limit for the fiscal year in which it is earned (and not when it is paid, if in cash, or vested or settled, if in equity). The independent members of the Board may make exceptions to this limit for an executive or non-executive Chair of the Board or in other extraordinary circumstances for individual Non-Employee Directors, provided that the Chair of the Board or the Non-Employee Director, as applicable, receiving such additional compensation may not participate in the decision to award such compensation.

4.3    Adjustments to Limitations. The number of shares and the limitations on the number of shares set forth in each of the foregoing provisions of this Article 4 shall be subject to adjustment as provided in Section 8.1.
4.4    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award hereunder. The Committee or the Board, as applicable,

shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
ARTICLE 5
ADMINISTRATION
5.1    General. Except as otherwise determined by the Board in its discretion or as otherwise expressly provided for in this Article 5, the Plan shall be administered by the Committee, or if no Committee is appointed and serving as provided herein, by the full Board. The Committee shall consist of not less than two (2) persons, each of whom shall be a member of the Board and a “non-employee director” (as such term is defined in Rule 16b-3 under the Exchange Act) and shall qualify as “independent” as set forth under the applicable stock exchange requirements. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.
5.2    Power and Authority. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion:

(a)
to interpret the Plan and the Awards granted hereunder, including whether the terms and conditions (including Performance Goals) applicable to an Award have been satisfied, and to prescribe, amend and rescind rules and regulations relating to the Plan and the Awards granted hereunder;

(b)
to determine the terms and conditions of any Awards granted hereunder, including, but not limited to, and as applicable, determinations as to the Participants to receive Awards, the form of Award, the price, vesting provisions (including the ability of a Non-Employee Director to elect to defer the vesting of an Award made pursuant to Section 7.3 of the Plan), restrictions or limitations relating to any Award, Performance Goals, the amount and timing of such Awards, any other terms and provisions of such Awards, and the Award Agreements evidencing the same, which need not be uniform and which the Committee may make selectively among Participants who receive, or who are to receive, Awards under the Plan, whether or not the Participants are similarly situated;

(c)
to grant, in accordance with Section 5.9, dividends or dividend equivalents upon Awards (other than Stock Options and SARs), provided such grants shall only be made upon such terms and conditions as will satisfy the requirements under Section 409A of the Code to the extent applicable and provided further, that any such dividends or dividend equivalents shall be subject to the terms and conditions imposed by the Committee, which shall include, among other things, that dividends or dividend equivalents shall be paid, if at all, only if the underlying Award is earned under the Plan;

(d)	to amend the terms and conditions of any Award Agreement after the grant of the Award to which such Award Agreement relates, subject to the terms and conditions of the Plan, provided that no such amendment shall materially adversely impact the rights of the Participant with respect to such Award without the Participant’s consent, other than an amendment pursuant to Section 8.1;

(e)
to construe and interpret the Award Agreements and the Plan, including the ability to resolve ambiguities, correct defects, supply omissions in the Plan and any Award Agreement, define undefined terms and correct administrative errors; and

(f)	to make all other determinations necessary or advisable for the administration of the Plan and Awards.
The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. With respect to the Non-Employee Directors, the authority conferred by this Section 5.2 shall rest with the Board and not the Committee.
5.3    Other Factors; Determinations Final. In making determinations under this Article 5, the Committee or the Board, as the case may be, may take into account the nature of the services rendered by the respective Participant, the Participant’s present and potential contributions to the success of the Company and such other factors as the Committee or the Board, in its discretion, deems relevant. The Committee’s determination and the Board’s determination on all of the matters referred to in this Article 5 shall be final, conclusive and binding on all persons.
5.4    Quorum; Actions. A majority of the entire Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present (in person or as otherwise permitted by applicable law), or acts approved in writing by all Committee members without a meeting, shall be deemed the action of the Committee. Notwithstanding any provision of the Plan to the contrary, any authority or responsibility which, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board. Except with respect to Awards granted to Employees who are Insiders, the authority granted to the Committee under the Plan may also be exercised by the Board.
5.5    Delegation.

i.
Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee and the Board shall have the authority to delegate administrative duties, including the authority to respond to and decide claims or appeals under the Plan and to interpret the Plan terms, to one or more of its members, to the Plan Administrator or to any other person or persons selected by it. Notwithstanding the foregoing, neither the Committee nor the Board may delegate the Committee’s authority with respect to (i) non-ministerial actions with respect to Insiders; and (ii) certifying that any Performance Goals applicable to an Award have been attained.

(b)
The Board or the Committee, in its discretion, may delegate to any of the Chief Executive Officer, Chief Financial Officer and Chief Human Resources Officer of the Company all or part of the Committee’s authority and duties with respect to Awards to individuals who are not Insiders.

Any such allocation or delegation may be revoked by the Committee or the Board, as the case may be, at any time.
5.6    No Liability; Indemnification. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the person shall give the Company an opportunity, at its own expense, to handle and defend the same before the person undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract or under a policy of insurance, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
5.7    Executing Award Agreements. The Chairman of the Committee, the Chief Executive Officer, the Chief Financial Officer and the Chief Human Resources Officer of the Company and such other directors or officers of the Company as shall be designated by the Committee or the Board, as applicable, are hereby authorized to execute or acknowledge Award Agreements on behalf of the Company (including a signature or acknowledgment in electronic format) and to cause Award Agreements to be delivered to each Participant (including delivery in electronic format).
5.8    Minimum Vesting Period. No portion of an Option or SAR granted under Article 6 shall vest prior to the first anniversary of the Option or SAR’s date of grant, and no Restriction Period shall end prior to the first anniversary of the date of grant of a Performance Award, Restricted Stock Award or Restricted Stock Units Award; provided, however, that, such minimum vesting restriction shall not apply to (a) Substitute Awards; (b) shares of Common Stock delivered in lieu of fully-vested cash obligations; (c) Awards to Non-Employee Directors that vest on the earlier of the first anniversary of the date of grant and the next annual meeting of shareholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting of shareholders; and (d) any additional Awards granted under the Plan up to a maximum of five percent (5%) of the available share reserve authorized for issuance and delivery under the Plan pursuant to Section 4.1 (subject to adjustment under Section 8.1), and provided further, however, that this Section 5.8 shall not restrict the discretion of the Committee or the Board to provide for accelerated vesting or exercisability of any Award, including in the event of death, disability, termination of employment (including retirement) or a Change in Control, in the terms of the Award Agreement or otherwise.
5.9    Treatment of Dividends and Dividend Equivalents on Unvested Awards. In no event shall dividends or dividend equivalents be paid with respect to Options or Stock Appreciation Rights. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends or dividend equivalents shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to the vesting requirement(s) to the same extent as the applicable Award and shall be paid, if at all, only if the underlying Award (or portion thereof) is earned under the Plan.
ARTICLE 6
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
6.1    General Method of Grant. Each Option or Stock Appreciation Right granted under the Plan to Employees shall be authorized by the Committee and each Option or Stock Appreciation Right granted under the Plan to Non-Employee Directors shall be authorized by the Board. Each Option or Stock Appreciation Right shall be evidenced by a written Award Agreement in such form as the Committee or the Board, as the case may be, from time to time shall approve or authorize (with respect to Options, the “Stock Option Agreement,” with respect to Stock Appreciation Rights, the “Stock Appreciation Right Agreement”), which shall be executed by the Company and by the Participant, and shall be subject to the terms and conditions of this Article 6. Each Stock Option Agreement shall specify whether the Option is intended to be an Incentive Stock Option or Non-Qualified Stock Option, provided, however, that if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, it shall continue in full force and effect as a Non-Qualified Stock Option.
6.2    Number of Shares. The number of shares of Common Stock covered by an Option or SAR granted to an Employee shall be established in each case by the Committee on or as of the date of grant. The number of shares of Common Stock covered by an Option or SAR granted to a Non-Employee Director shall be established in each case by the Board on or as of the date of grant.
6.3    Option or SAR Price.

(a)
With respect to each Option granted to an Employee, the price at which shares of Common Stock covered by such Option may be purchased pursuant thereto (the “Option Price”) shall be established or determined by a method established in each case by the Committee on or as of the date of grant and such price or method shall be stated in the Stock Option Agreement; provided, however, that, other than in connection with Substitute Awards, the Option Price shall be an amount not less than the Fair Market Value of a share of Common Stock on the date of grant.

(b)
With respect to each Option granted to a Non-Employee Director, the price at which shares of Common Stock covered by such Option may be purchased pursuant thereto (the “Option Price”) shall be established or determined by a method established in each case by the Board on or as of the date of grant and such price or method shall be stated in the Stock Option Agreement; provided, however, that the Option Price shall be an amount not less than the Fair Market Value of a share of Common Stock on the date of grant.

(c)
With respect to SARs, the price (the “SAR Price”) upon which the SAR value is determined at the time of exercise shall be established or determined by a method established in each case by the Committee or Board, as applicable, on or as of the date of grant and such SAR Price or method shall be stated in the Stock Appreciation Right Agreement; provided, however, that, other than in connection with Substitute Awards, the SAR Price shall be an amount not less than the Fair Market Value of a share of Common Stock on the date of grant.
6.4    Date of Grant. The date on which or as of which the Committee or the Board, as the case may be, approves the grant of an Option or SAR and all corporate action has been taken which creates a legally binding right to the grant of the Option or SAR shall be considered to be the respective “date of grant” for all purposes under the Plan.
6.5    Method of Payment for Exercise of an Option. The Option Price for the exercise of each Option shall be subject to the following:

(a)
Subject to the other provisions of this Section 6.5, the full Option Price for the portion of an Option being exercised shall be paid at the time of exercise (except that, in the case of an exercise arrangement approved by the Committee or the Board, as the case may be, and described in Section 6.5(c), payment may be made as soon as practicable after the exercise).

(b)
The Option Price shall be payable (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company, (ii) by the delivery of shares of Common Stock already owned by the Participant, in a manner acceptable to the Committee or the Board, as the case may be; (iii) by withholding shares of Common Stock otherwise issuable in connection with the exercise of the Option; (iv) by any other legally permissible means acceptable to the Committee or the Board, as the case may be, specified in the Stock Option Agreement; or (v) if specified in the Stock Option Agreement, through a combination of some or all of the preceding payment methods. Shares of Common Stock delivered or withheld as payment will be valued at their Fair Market Value on the date of exercise for the purpose of determining the extent to which the Option Price has been paid thereby, or as otherwise determined by the Committee or the Board, as the case may be, in its respective discretion pursuant to any reasonable method contemplated by Section 422 of the Code.

(c)
To the extent permitted by applicable law and regulations, the Committee or the Board, as the case may be, may permit a Participant to elect to pay the Option Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise and sale.

6.6    Exercise of SARs. Unless otherwise provided in the applicable Stock Appreciation Right Agreement, upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Company therefor (except for required tax withholding), the SAR Value in shares of Common Stock, in cash or in a combination thereof as specified in the Stock Appreciation Right

Agreement. The Stock Appreciation Right Agreement may specify that the shares of Common Stock that are delivered upon payment of the SAR Value may be Restricted Stock pursuant to Article 7 and subject to such further restrictions and vesting as provided in the Stock Appreciation Right Agreement.
6.7    Option or SAR Exercise Period. Each Stock Option Agreement or Stock Appreciation Right Agreement with respect to any Option or SAR, as applicable, shall provide that the Option or SAR may be exercised by the Participant in such portions and at such times as may be specified in such Stock Option Agreement or Stock Appreciation Right Agreement (the “Option Period” or “SAR Period,” as applicable), subject to an Option or SAR Period ending not later than ten (10) years after the date of grant; provided, however, that the Option or SAR Period shall end on the date specified in such Stock Option Agreement or Stock Appreciation Right Agreement or, with respect to any Option or SAR granted to an Employee, if earlier, the ending date of the period specified in the next sentence. An Option or SAR granted to an Employee may be exercised only during the Option or SAR Period and only during the continuance of the Participant’s employment with the Company or a Subsidiary; provided, the Committee or the Board, as applicable, and in its discretion, may permit a Participant to exercise an Option or SAR post-termination of employment at such time and in such manner as is set forth in the Stock Option Agreement or Stock Appreciation Right Agreement.
6.8    Vesting of Options and SARs.

(a)
Subject to Section 5.8, the Committee or the Board, as applicable, shall determine the vesting and exercise provisions applicable to an Option or SAR, which provisions shall be reflected in the Stock Option Agreement or Stock Appreciation Right Agreement.

(b)
Notwithstanding the foregoing, except to the extent previously vested or forfeited in accordance with the terms of the Award, a Participant shall become 100% vested in the number of shares of Common Stock originally covered by an Option or SAR in the event Participant dies or becomes totally and permanently disabled (as determined in the sole discretion of the Committee or its delegee) while still employed by or in service to the Company.

6.9    Multiple Grants in Single Agreement. In the discretion of the Committee or the Board, a single Stock Option Agreement may include both Incentive Stock Options and Non-Qualified Stock Options, or separate Stock Option Agreements may be set forth for Incentive Stock Options and Non-Qualified Stock Options.
6.10    Other Provisions. The Stock Option Agreements and Stock Appreciation Right Agreements under the Plan may contain such other terms, provisions and conditions not inconsistent with the Plan as shall be determined by the Committee or the Board, as the case may be, in its discretion, including, without limitation, provisions: (i) relating to the vesting and termination of Options or SARs; (ii) relating to exercisability of Options or SARs, including without limitation immediate exercisability and separate vesting of the rights to shares of Common Stock acquired upon exercise; (iii) restricting the transferability of such shares during a specified period; and

(iv) requiring the resale of such shares to the Company, at a price as specified in the Stock Option Agreement or Stock Appreciation Right Agreement, if the Participant’s employment by the Company terminates prior to a time specified in the Stock Option Agreement or Stock Appreciation Right Agreement.
6.11    Special Provisions for Incentive Stock Options. Each Option that is intended to qualify as an Incentive Stock Option pursuant to Section 422 of the Code, and each Option that is intended to qualify as another type of incentive stock option that may subsequently be authorized by law, shall comply with the applicable provisions of the Code pertaining to such options. Accordingly, the provisions of the Plan with respect to Incentive Stock Options shall be construed in a manner consistent with such requirements, and no person shall be eligible to receive any Incentive Stock Options under the Plan if such person would not be able to qualify for the benefits of incentive stock options under Section 422 of the Code. Without limitation on the foregoing, and notwithstanding the foregoing provisions of this Section 6.11, if any Incentive Stock Option is granted to any person at a time when such person owns, within the meaning of Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the employer corporation (or a parent or subsidiary of such corporation within the meaning of Section 424 of the Code), the price at which each share of Common Stock covered by such Option may be purchased pursuant to such Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock at the time the Option is granted, and such Option must be exercised in no event later than the fifth anniversary of the date on which the Option was granted. Moreover, as long as and to the extent required by the Code, the aggregate Fair Market Value (determined as of the time an Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant in any calendar year under the Plan and under all other incentive stock option plans of the Company and any parent and subsidiary corporations of the Company (as those terms are defined in Section 424 of the Code) shall not exceed one hundred thousand dollars ($100,000) (the “Limitation Amount”), provided that if Incentive Stock Options that are exercisable for the first time by any Participant in any calendar year exceed the Limitation Amount, the excess Options will be treated as Non-Qualified Stock Options to the extent permitted by law.
ARTICLE 7
PERFORMANCE AWARDS, RESTRICTED STOCK
AND RESTRICTED STOCK UNITS
7.1    Awards of Performance Awards, Restricted Stock or Restricted Stock Units; Restriction Period.
At the time of an Award of a Performance Award, Restricted Stock or Restricted Stock Units, there shall be established for each Participant a restriction period (the “Restriction Period”), which shall lapse upon one or both of the following events, as set forth in the Award Agreement (i) the completion of a period of time (“Time Goal”) as shall be determined by the Committee or the Board, as the case may be, and (ii) the achievement of stock price goals, performance or other objectives (“Performance Goal”) as shall be determined by the Committee or the Board, as the case may be.

7.2    Restricted Stock. The Committee or the Board, as the case may be, may award to any Participant shares of Common Stock, subject to this Article 7 and such other terms and conditions as the Committee or the Board may prescribe (“Restricted Stock”). Each certificate for Restricted Stock shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Plan Administrator. Restricted Stock awarded under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee or the Board, as the case may be, may from time to time determine in its discretion (the “Restricted Stock Agreement”). Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the Restriction Period. Except for such restrictions on transfer and the limitation on dividends set forth in Section 5.9, the Participant as owner of such Restricted Stock shall have all the rights of a holder of such Common Stock. If provided in the Restricted Stock Agreement approved by the Committee or the Board at the time of grant, a Participant may transfer Restricted Stock to a trust, provided that the Committee or the Board, as the case may be, may require that the Participant submit an opinion of his or her legal counsel, satisfactory to the Committee or the Board, as the case may be, that such holding has no adverse tax or securities law consequences for the Company. With respect to Restricted Stock that is issued subject to a Time Goal or a Performance Goal, the Plan Administrator shall deliver to the Participant (or the Participant’s legal representative or designated beneficiary) the certificates deposited pursuant to this Section 7.2 at the expiration of the Restriction Period. Notwithstanding the foregoing, if Restricted Stock is issued subject to a Time Goal or Performance Goal and the Committee or the Board, as the case may be, determines that a Participant has not achieved the Time Goal or the Performance Goal by the end of the Restriction Period, the Participant shall have no further rights with respect to the Restricted Stock, all such shares shall be forfeited and the Plan Administrator shall have the right to complete the blank stock power in order to return such shares to the Company.
7.3    Restricted Stock Units. The Committee or the Board, as the case may be, may award to any Participant a right to receive Common Stock or the cash equivalent of the Fair Market Value of the Common Stock, in the Committee’s or the Board’s discretion, at the end of the Restriction Period (“Restricted Stock Units”) subject to achievement of a Time Goal or a Performance Goal established by the Committee or the Board, as the case may be. Restricted Stock Units awarded under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee or the Board, as the case may be, may from time to time determine in its discretion (the “Restricted Stock Unit Agreement”). With respect to Restricted Stock Units that are subject to a Time Goal or a Performance Goal, the Plan Administrator shall deliver notice to the Participant (or the Participant’s legal representative or designated beneficiary) at the end of the Restriction Period as to whether the Participant has achieved the Time Goal or the Performance Goal, as the case may be. If the Committee or the Board, as the case may be, determines that a Participant has not achieved the Time Goal or the Performance Goal, as the case may be, by the end of the Restriction Period, the Participant shall have no further rights with respect to the Restricted Stock Units.
7.4    Performance Awards. The Committee or the Board, as the case may be, may award to any Participant a right to receive Common Stock or a certain cash amount, in the Committee’s or the Board’s discretion, at the end of the Restriction Period (“Performance Awards”) subject to achievement of one or more Performance Goals established by the Committee or the Board, as the case may be. Performance Awards awarded under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee or the Board, as the case may be, may from time to time determine in its discretion (the “Performance Award Agreement”). The Plan Administrator shall deliver notice to the Participant (or the Participant’s legal representative or designated beneficiary) at the end of the Restriction Period as to whether the Participant has achieved the Performance Goal(s). If the Committee or the Board, as the case may be, determines that a Participant has not achieved the Performance Goal(s) by the end of the Restriction Period, the Participant shall have no further rights with respect to the Performance Awards.
7.5    Performance-Based Compensation Generally. With respect to any Performance Award, Restricted Stock, Restricted Stock Unit or other Award conditioned on the achievement of one or more Performance Goals, the Committee or the Board, as the case may be, shall establish the performance period and shall establish one or more Performance Goals to be achieved in connection with such Award, which may include, but shall not be limited to, one or more of the following or any derivations of one or more of the following: net sales; comparable sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); free cash flow; return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margins; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; achievement of strategic performance objectives or other strategic objectives; implementation, management or completion of critical projects or processes; implementation, completion, or attainment of measurable objectives with respect to research, development, products, projects or recruiting or maintaining personnel; and any combination of the foregoing business criteria. The Performance Goals may be expressed in terms of absolute growth, cumulative growth, percentage growth, a designated absolute amount, percentage of sales, or per share value of Common Stock outstanding. In addition, the Performance Goals may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the Company’s performance measured against or in relationship to one or more companies, a pre-established target, the Company’s budget or budgeted results, previous period results, an index covering multiple companies, a designated comparison group of other companies comparably, similarly or otherwise situated, individual performance, or any combination thereof. The Committee or the Board, as the case may be, may also exclude charges related to an event or occurrence which the Committee or the Board, as the case may be, determines should appropriately be excluded, including but not limited to (a) restructurings, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, the impact of material litigation or claim judgments or settlements or insurance settlements, acquisitions or divestitures, foreign exchange gains and losses, and other unusual or non-recurring charges, (b) an event or series of events either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (c) the impact of changes to comply with the new lease accounting standard, or (d) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. The Committee or the Board, as the case may be, shall determine the performance period during which a Performance Goal must be met, and attainment of Performance Goals shall be subject to certification by the Committee or the Board, as the case may be. Except to the extent limited by the Award Agreement, the Committee or the Board, as the case may be, may, in its sole discretion, adjust the compensation or economic benefit due upon attainment of Performance Goals and adjust the Performance Goals themselves and/or the length of the performance period in which one or more Performance Goals must be achieved.
ARTICLE 8
MISCELLANEOUS
8.1    Adjustment of Number of Shares, Etc.

(a)
Division/Combination of Shares. In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split or other division or consolidation of shares or the payment of a stock dividend (but only on Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without any receipt of consideration by the Company, then, in any such event, the number of shares of Common Stock that remain available under the Plan, the number of shares covered by each outstanding Option or SAR, the Option or SAR Price per share for each outstanding Option or SAR, the purchase price per share and the number of and any purchase price for any other Awards involving Common Stock (or equivalents) granted but not yet issued and any other relevant provision of the Plan or any Award Agreement, in each case, shall be proportionately and appropriately adjusted by the Committee or the Board, as the case may be, for any such increase or decrease.

(b)
Change Affecting Shares of Common Stock. Subject to any required action by the shareholders, if any change occurs in the Common Stock by reason of any extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting Common Stock, then, in any such event, the number of shares of Common Stock that remain available under the Plan, the number and type of shares of Common Stock then covered by each outstanding Option or SAR, the Option or SAR Price per share for each outstanding Option or SAR and the purchase price per share and the number of and any purchase price for any other Awards involving Common Stock (or equivalents) granted but not yet issued and any other relevant provision of the Plan or any Award Agreement, in each case, shall be proportionately and appropriately adjusted by the Committee or the Board, as the case may be, for any such change.

(c)
Change in Par Value. In the event of a change in the Common Stock as presently constituted that is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any change shall be deemed to be Common Stock within the meaning of the Plan.

(d)
Discretion Concerning Adjustments. Adjustments made by the Committee or the Board pursuant to this Section 8.1 to outstanding Awards shall be made as appropriate to maintain favorable tax and/or accounting treatment. To the extent that the foregoing adjustments would produce fractional shares with respect to any Award, the Committee or the Board, as applicable, may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares. Where an Award being adjusted is an ISO or is subject to or falls under an exemption from Code Section 409A, the adjustment shall also be effected so as to comply with Code Section 424(a) and not to constitute a modification within the meaning of Code Section 424(h) or Code Section 409A, as applicable. Notwithstanding any provision of the Plan to the contrary, the Committee or the Board, as applicable, may make adjustments pursuant to this Section 8.1 without the consent of any Participant, and the Committee’s or the Board’s determination shall be conclusive and binding on all persons for all purposes.

(e)
No Effect on Company’s Right to Adjust. The existence of the Plan, or the grant of an Option or other Award under the Plan, shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate, or to dissolve, to liquidate, to sell, or to transfer all or any part of its business or assets.

8.2    Transferability. Except as otherwise provided by the Committee or the Board, as the case may be, each Award granted under the Plan shall be non-transferable, and its terms shall state that it is non-transferable and that, during the lifetime of the Participant, shall be exercisable only by the Participant; notwithstanding the foregoing, each Award shall be transferable by will or the laws of descent and distribution. No transfer of an Award or of any right or interest in an Award may be made for consideration.
8.3    Change in Control. Subject to Article 9, in the event of a Change in Control of the Company, the Committee or the Board, as applicable, as constituted before such Change in Control, in its sole discretion and without the consent of any Participant, may take such actions with respect to any outstanding Award, either at the time the Award is made or any time thereafter, as the Committee or Board deems appropriate. These actions may include, but shall not be limited to, the following:

(a)
Provide for the purchase, settlement or cancellation of any such Award by the Company for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of a Participant’s rights had such Award been currently exercisable or payable;

(b)	Make adjustments to Awards then outstanding as the Committee or Board deems appropriate to reflect such Change in Control and to retain the economic value of the Award; or

(c)	Cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the successor company in such Change in Control.

(d)
Acceleration Principles in the Event of a Change in Control. The Committee or Board, as applicable, may provide in each applicable Award Agreement or any subplan governing an Award for acceleration of the vesting, delivery and exercisability of, and the lapse of time-based and/or performance-based vesting restrictions with respect to, an Award, and for the replacement of a stock-settled Award with a cash-settled Award, in connection with a Change in Control.

(i)    Awards Subject to Time Goal. Unless otherwise provided in the Award Agreement, in the event of a Change in Control, any Award subject solely to a Time Goal shall become fully vested without regard to any other terms of the Award but only if either (1) the successor company does not assume, convert, continue, or otherwise replace the Award on proportionate and equitable terms or (2) the successor company does assume, convert, continue, or otherwise replace the Award on proportionate and equitable terms and the Participant is terminated without cause on or within twenty-four (24) months following the Change in Control.
(ii)    Awards Subject to Performance Goal. Unless otherwise provided in the Award Agreement, and unless the Committee or the Board, as applicable, determines otherwise in its sole discretion, any Award subject to a Performance Goal shall in the event of a Change in Control become fully or partially vested without regard to any other terms of the Award only if either (1) the successor company does not assume, convert, continue, or otherwise replace the Award on proportionate and equitable terms or (2) the successor company does assume, convert, continue, or otherwise replace the Award on proportionate and equitable terms and the Participant is terminated without cause on or within twenty-four (24) months following the Change in Control.
To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Non-Qualified Stock Options.
8.4    Beneficiary Designation. A Participant may designate a beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit (other than an Option) under the Plan is to be paid in case of his or her death before the Participant receives any or all of such benefit. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee (or its delegee). In the event that all designated beneficiaries die prior to the Participant, or in the event that no beneficiary has been designated, any Awards that may be exercised or paid following the Participant’s death shall be transferred or paid in accordance with the Participant’s will or the laws of descent and distribution. If the Participant and the Participant’s beneficiaries shall die in circumstances that cause the Committee (or its delegee), in its discretion, to be uncertain which shall have been the first to die, the Participant shall be deemed to have survived the beneficiaries.

8.5    Tax Withholding.

(a)
Power to Withhold; Methods to Satisfy. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding or other tax due from the Company with respect to any amount payable and/or shares issuable under the Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction. Whenever under the Plan payments are to be made in cash, such payments shall be made net of an amount sufficient to satisfy any federal, state or local withholding tax liability. The Committee or the Board, as the case may be, in its discretion, and subject to such requirements as the Committee or the Board may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the delivery of shares of Common Stock which the Participant already owns, or through the withholding of shares of Common Stock to which the Participant is otherwise then entitled under the Plan, in an amount up to the maximum statutory tax rates, except as otherwise provided in an Award Agreement and subject to any limitations under Code Section 409A, to the extent applicable. Shares of Common Stock so delivered or withheld will be valued at their Fair Market Value on the date that the amount of tax to be withheld is to be determined.

(b)
Irrevocable Elections by Participants. If specified in the applicable Award Agreement, or with the consent of the Committee or the Board, as the case may be, with respect to (i) the exercise of a Non-Qualified Stock Option, (ii) the lapse of restrictions on Restricted Stock, or (iii) the issuance or settlement of or lapse of restrictions on any other Award under the Plan, a Participant may make an irrevocable election (an “Election”) to (A) have shares of Common Stock otherwise issuable under (i) withheld, or (B) deliver to the Company shares of Common Stock received pursuant to (i), (ii) or (iii), or (C) deliver to the Company shares of Common Stock which the Participant already owns, having a Fair Market Value sufficient to satisfy all or part of the Participant’s estimated tax obligations associated with the transaction, in an amount up to the maximum statutory tax rates. Such Election must be made by a Participant prior to the date on which the relevant tax obligation arises. The Committee or the Board, as the case may be, may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Award under the Plan that the right to make Elections shall not apply to such Awards.

8.6    Gender and Number. Except where otherwise indicated by the context, words in the masculine gender when used in the Plan will include the feminine gender, the singular shall include the plural, and the plural shall include the singular.
8.7    Choice of Law. All questions concerning the construction, validity and interpretation of the Plan and all Awards made under the Plan shall be governed by the substantive laws of the

State of Florida (but any provision of Florida law shall not apply if the application of such provision would result in the application of the law of a state or jurisdiction other than Florida).
8.8    No Shareholder Rights. No Participant hereunder shall have any rights of a shareholder of the Company by reason of being granted an Award under the Plan until the date on which he or she becomes a record owner of shares of Common Stock purchased upon the exercise of an Option or otherwise received under the Plan (the “record ownership date”). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions, or other rights for which the record date is prior to the record ownership date.
8.9    Amendments; Exchanges, Termination or Suspension.

(a)
Amendment. The Plan may be amended from time to time by written resolution of the Board, provided, however, that no Participant’s existing rights are materially adversely affected thereby without the consent of such person. Such amendment may be made without approval of the shareholders of the Company except to the extent such shareholder approval is required by applicable law (including under Section 422(b)(1) of the Code and Section 16 of the Exchange Act), regulation or listing standard of any national securities exchange or system on which the Common Stock is then listed or reported, or under any other applicable laws, rules or regulations. Notwithstanding the foregoing, the Board may amend the Plan without approval of the shareholders of the Company to incorporate or conform to requirements imposed by and amendments made to the Code or regulations promulgated thereunder which the Board deems to be necessary or desirable to preserve (A) incentive stock option status for outstanding Incentive Stock Options and to preserve the ability to issue Incentive Stock Options pursuant to the Plan, and (B) the status of any Award as exempt from registration requirements under any securities law for which the Award was intended to be exempt. The foregoing prohibitions in this Section 8.9 shall not apply to adjustments made in accordance with the provisions of Section 8.1 or Section 8.3.

(b)
Certain Exchanges, Etc., Shareholder Approval Required. Subject to the terms and conditions and within the limitations of the Plan, the Committee or the Board, as applicable, may modify, extend or renew outstanding Awards or accept the surrender by the affected Participants of outstanding Awards (to the extent not previously exercised) and authorize the granting of a new Award in substitution therefore; provided, however, other than in connection with Sections 8.1 or 8.3, the Committee or the Board, as applicable, shall not without the approval of the shareholders of the Company (i) lower the exercise price of an Option or Stock Appreciation Right, (b) cancel an Option or Stock Appreciation Right when the exercise price exceeds the Fair Market Value of the underlying shares of Common Stock in exchange for another Award or cash, and (c) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities market on which the Common Stock is traded. Notwithstanding the foregoing, no modification of an Award, other than in connection with Section 8.1 or 8.3, shall, without the consent of the affected Participant, materially adversely affect or otherwise impair any of the rights of the Participant or obligations of the Company under any outstanding Award previously granted under the Plan.

(c)
Termination; Suspension. The Board may terminate the Plan or any portion thereof at any time by written resolution. No suspension or termination shall materially impair the rights of a Participant under an outstanding Award without the consent of the Participant affected thereby.

8.10    Listing and Registration of Common Stock. Each Award shall be subject to the requirement that if at any time the Committee or the Board, as applicable, shall determine, in its discretion, that the listing, registration or qualification of the Common Stock that is the subject thereof or that is covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the offer, issuance or purchase of Common Stock thereunder, or the grant or exercise of any Award, such Award shall not be exercisable unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee or the Board, as applicable. Notwithstanding anything in the Plan to the contrary, if the provisions of this Section 8.10 become operative, and if, as a result thereof, the exercise of an Award is delayed, then and in that event, the term of the Award shall not be affected. Notwithstanding the foregoing or any other provision in the Plan, the Company shall have no obligation under the Plan to cause any shares of Common Stock to be registered or qualified under any federal or state law or listed on any stock exchange or admitted to any national marketing system.
8.11    Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with, or be exempt from, all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.
8.12    Stock Certificates; Book Entry. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
8.13    Electronic Transmissions and Records. Subject to limitations under applicable law, the Committee or Board, as applicable, and its delegee is authorized in its discretion to issue Awards and/or to deliver and accept notices, elections, consents, designations and/or other forms or communications to or from Participants by electronic or similar means, including, without limitation, transmissions through e‑mail or specialized software, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time, and all such communications will be deemed to be “written” for purposes of the Plan.

8.14    Clawback Provision. Each Award (whether vested or unvested) shall be subject to such recovery or clawback as may be required pursuant to any applicable federal or other law or regulation, any applicable listing standard of any national securities exchange or system on which the Common Stock is then listed or reported or the terms of the Company’s recoupment, clawback or similar policy as may be adopted from time to time by the Board or the Committee, which could in certain circumstances require repayment or forfeiture of Awards or any shares of Common Stock or other cash or property received with respect to the Awards (including any value received from a disposition of the shares of Common Stock acquired upon payment of the Awards).
8.15    No Implied Rights to Employees.

(a)
Existence of Plan. The existence of the Plan shall in no way give any employee the right to continued employment, give any director the right to continued service on the Board, give any employee or director the right to receive any Awards or any compensation under the Plan, or otherwise provide any employee or director any rights not specifically set forth in the Plan or in any Award Agreement.

(b)
Granting of Awards. The granting of Awards under the Plan shall in no way give any employee the right to continued employment, give any director the right to continued service on the Board, give any employee or director the right to receive any additional Awards or any additional compensation under the Plan, or otherwise provide any employee or director any rights not specifically set forth in the Plan or in any Award Agreement.

8.16    Conflicting Provisions. In the event of a conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern, and such Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.
8.17    Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to an Award will be used for general corporate purposes.
8.18    No Obligation to Exercise. The granting of any Award under the Plan shall impose no obligation upon any Participant to exercise such Award.
8.19    Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.
8.20    Creditors. The interests of any Participant under the Plan or any Award Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.
8.21    Assignment by Company; Third Party Beneficiaries. The Company’s rights, benefits and remedies under the Plan and any Award Agreements shall be enforceable by the Company’s successors and assigns, whether by merger or otherwise, including without limitation, the Company’s rights to enforce and obtain the benefit of any restrictive covenants arising under any confidentiality, noncompetition, nonsolicitation, nonacceptance and/or “lock-up” agreement to which a Participant is a party (including without limitation, any agreement included as a part of the Award Agreement). It is the specific intent of the Company that any successor or assignee of the Company be a third-party beneficiary of any such agreement and that any restrictive covenants and other provisions in any such agreements are intended to benefit any such successors and assigns.
8.22    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
8.23    Term of the Plan. The Plan shall be unlimited in duration and, in the event of complete Plan termination pursuant to Section 8.9 shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the earlier of (a) the ten-year anniversary of the Effective Date or (b) the date of a complete Plan termination pursuant to Section 8.9; and, provided further however that, upon any termination of only a portion of the Plan pursuant to Section 8.9 occurring prior to the ten-year anniversary of the Effective Date, no Awards may be granted under the portion of the Plan so terminated after the date of such partial termination pursuant to Section 8.9.
ARTICLE 9
OMNIBUS CODE SECTION 409A PROVISION
9.1    Intent of Awards. It is intended that Awards that are granted under the Plan shall be exempt from treatment as “deferred compensation” subject to Code Section 409A unless otherwise specified by the Committee or the Board, as applicable. Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Code Section 409A unless otherwise specified by the Committee or the Board, as applicable. The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent. Notwithstanding any provision of the Plan to the contrary, the Committee or the Board, as applicable, may amend any outstanding Award without the Participant’s consent if, as determined by the Committee or the Board, in its sole discretion, such amendment is required either to (a) confirm exemption under Code Section 409A, (b) comply with Code Section 409A or (c) prevent the Participant from being subject to any tax or penalty under Code Section 409A. Notwithstanding the foregoing, however, neither the Company nor any of its affiliates nor the Committee nor the Board shall be liable to the Participant or any other person or entity if an Award that is subject to Code Section 409A or the Participant or any other person or entity is otherwise subject to any additional tax, interest or penalty under Code Section 409A. Each Participant is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Code Section 409A) that may result from an Award.
9.2    409A Awards. The Committee or the Board, as applicable, may grant an Award under the Plan that is subject to Code Section 409A in whole or in part and is intended to comply with Code Section 409A (a “409A Award”). The terms of such 409A Award, including any authority by the Company and the rights of the Participant with respect to such 409A Award, will be subject to such rules and limitations and shall be interpreted in a manner as to comply with Code Section 409A.
9.3    Time of Payment. The time and form of payment of a 409A Award, including application of a six-month delay for specified employees in certain circumstances, shall be as set forth in the applicable Award Agreement. Subject to the specific terms of the applicable Award Agreement, a 409A Award may only be paid in connection with a separation from service, a fixed time, death, disability, a Change in Control or an unforeseeable emergency within the meaning of Code Section 409A. The time of distribution of the 409A Award must be fixed by reference to the specified payment event. Subject to the specific terms of the applicable Award Agreement, if payment of a 409A Award is triggered as a result of a separation from service and the participant is a specified employee (as determined under Code Section 409A), then payment shall be delayed for six (6) months (or, if earlier, the participant’s death). Notwithstanding the foregoing, if the time of distribution of the 409A Award is not set forth in the applicable Award Agreement, then the time of distribution of the 409A Award shall be within two and one-half (2½) months of the end of the later of the calendar year or the fiscal year of the Company or affiliate that employs the Participant in which the 409A Award becomes vested and no longer subject to a substantial risk of forfeiture within the meaning of Code Section 409A. For purposes of Code Section 409A, each installment payment will be treated as the entitlement to a separate payment.
9.4    Acceleration or Deferral. The Company shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as permitted under Code Section 409A.
9.5    Distribution Requirements. Any distribution of a 409A Award triggered by a Participant’s termination of employment shall be made only at the time that the Participant has had a separation from service within the meaning of Code Section 409A. A separation from service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Participant will perform after that date (whether as an employee or independent contractor of the Company or an affiliate) will permanently decrease to less than twenty percent (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period. Continued services solely as a director of the Company or an affiliate shall not prevent a separation from service from occurring by an employee as permitted by Code Section 409A.